MICHAELS, WISHNER & BONNER, P.C.

            ATTORNEYS AT LAW

WALTER J. BONNER        BARBARA M. RYLAND                    SUITE 900
JOHN T. BRENNAN, JR.    KATHLEEN M. STRATTON       1140 CONNECTICUT AVENUE, N.W.
MARK R. EATON           MARK J. WISHNER             WASHINGTON, D.C. 20036-4001
DAVID FLORIN            JAMES F. WORRALL
THOMAS A. GUIDOBONI     ------                             (202) 223-5000
JEFFREY B. JACOBOVITZ   ROBERT S. CANTERMAN
ARTHUR N. LERNER        JODY GOODMAN                          FACSIMILE:
STEPHEN W. McVEARRY     MADELINE D. HETTENBACH
SCOTT MIZA              BETH M. KRAMER                     (202) 857-0634
JOEL L. MICHAELS        MARGIT M. NAHRA
DAVID W. O'BRIEN        JESSICA S. WALTON                       E-MAIL:
MICHAEL R. POLLARD      ------
CHRISTINE C. RINN       RALPH WERNER                        MWB@MWBLEGAL.COM
ROBERT L. ROTH          OF COUNSEL




                                   Exhibit 5

                  OPINION OF MICHAELS, WISHNER & BONNER, P.C.

Information Analysis Incorporated
11240 Waples Mill Road
Fairfax, Virginia 22030

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     In connection with the registration of 1,390,896 shares of common stock, par value $.01 per share (the "Common Shares") of Information Analysis Incorporated (the "Company") with the Securities and Exchange Commission on a Registration Statement on Form S-3 (the "Registration Statement"), relating to the sales, if any, of the Common Shares by the selling shareholders, we have examined such documents, records and matters of law as we have considered relevant. Based upon such examination, it is our opinion that:

     The Common Shares being registered are legally issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                          Very truly yours,

                                          MICHAELS, WISHNER & BONNER, P.C.

                                          By: /s/ Mark J. Wishner
                                              -----------------------------
                                              Mark J. Wishner


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